                                                                Exhibit 23.1







INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-18706, 33-28785, 33-39765, 33-39860, 33-39861, 33-71904, 33-83158, 33-64435,
and 33-64429 of U.S. Bancorp on Form S-8 and Nos. 33-43407, 33-48249, 33-64318,
and 33-86474 on Form S-3 of our report dated January 30, 1996 (February 11, 1996 as to the final paragraph of Note 2), appearing in this Annual Report on Form 10-K of U.S. Bancorp for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP

March 7, 1996